                                                                EXHIBIT 99(a)(3)

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                              TENDER OF SHARES OF
                                 COMMON STOCK
                                      AND
                             CLASS B COMMON STOCK
                                      OF
                       ALL AMERICAN COMMUNICATIONS, INC.
                                      TO
                         PEARSON MERGER COMPANY, INC.
                         A WHOLLY OWNED SUBSIDIARY OF
                                  PEARSON PLC

  As set forth in Section 3 of the Offer to Purchase (as defined below), this form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if the certificates representing shares of Common Stock, $.0001 par value per share (the "Common Stock") and shares of Class B Common Stock, $.0001 par value per share (the "Class B Common Stock," and together with the Common Stock, the "Shares"), of All American Communications, Inc. are not immediately available or time will not permit all required documents to reach the Depositary prior to the Expiration Date (as defined in the Offer to Purchase) or the procedures for book-entry transfer cannot be completed on a timely basis. Such form may be delivered by hand or transmitted by facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined in Section 3 of the Offer to Purchase). See Section 3 of the Offer to Purchase.

                       THE DEPOSITARY FOR THE OFFER IS:

                   CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

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
           By Mail:                                  By Overnight Delivery:                           By Hand:
ChaseMellon Shareholder Services, L.L.C.  ChaseMellon Shareholder Services, L.L.C. ChaseMellon Shareholder Services, L.L.C.
          Post Office Box 3305                       85 Challenger Road                          120 Broadway
       South Hackensack, NJ 07606                     Mail Drop-Reorg                             13th Floor
    Attn: Reorganization Department              Ridgefield Park, NJ 07660                 New York, New York 10271
                                              Attn: Reorganization Department          Attn: Reorganization Department
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           Facsimile Transmission                          Confirm Facsimile by Telephone:
      (For Eligible Institutions Only)                             (201) 296-4860
               (201) 329-8936
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DELIVERY  OF THIS NOTICE OF  GUARANTEED DELIVERY TO  AN ADDRESS OTHER THAN  AS
 SET  FORTH ABOVE,  OR TRANSMISSION  OF INSTRUCTIONS VIA  A FACSIMILE  NUMBER
  OTHER THAN AS LISTED ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

  This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

  The undersigned hereby tenders to Pearson Merger Company, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Pearson plc, a company incorporated under the laws of England, upon the terms and subject to the conditions set forth in the Offer to Purchase dated October 7, 1997 (the "Offer to Purchase") and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.


 Number of Shares: _________________      Name(s) of Record Holder(s):
 Share Certificate Numbers (if            ___________________________________
 available):                              ___________________________________
 ___________________________________            PLEASE TYPE OR PRINT
 ___________________________________      Address(es): ______________________
 If Shares will be delivered by                       ZIP CODE
 book-entry transfer, check one           Area Code and Telephone Number:
 box:                                     ___________________________________
 ___________________________________      ___________________________________
 [_]  The Depository Trust Company        ___________________________________
 [_]  Philadelphia Depository Trust       ___________________________________
 Company                                            SIGNATURE(S)
 Account                                  Dated:     , 1997
 Number: ___________________________

 Date: ______________________ , 1997

                                   GUARANTEE

                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

  The undersigned, a participant in the Security Transfer Agents Medallion Program or any other eligible guarantor institution as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each, an "Eligible Institution"), hereby guarantees that either the certificates representing the Shares tendered hereby in proper form for transfer, or timely confirmation of a book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company or the Philadelphia Depository Trust Company (pursuant to procedures set forth in Section 3 of the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message (as defined in the Offer to Purchase)) and any other documents required by the Letter of Transmittal, will be received by the Depositary at one of its addresses set forth above within three (3) New York Stock Exchange trading days after the date of execution hereof.

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

  The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal, certificates for Shares and any other required documents to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:
Address: ______________________________________________________________________
    ________________________________________________________________________
                                   ZIP CODE

Area Code and
Telephone Number: _____________________________________________________________

AUTHORIZED SIGNATURE

Name: _________________________________________________________________________
                             PLEASE TYPE OR PRINT

Title: ________________________________________________________________________
Dated: ________________________________________________________________  , 1997

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES FOR SHARES ARE TO BE DELIVERED WITH THE LETTER OF TRANSMITTAL.

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